Exhibit 31.4

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, D. Kirk McAllaster, Jr., certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Cole Credit Property Trust, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2014	/s/ D. KIRK MCALLASTER, JR.
		Name:	D. Kirk McAllaster, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)